Exhibit 5
                       Jenkens & Gilchrist                         AUSTIN, TEXAS
                   A PROFESSIONAL CORPORATION                     (512) 499-3800
                                                               CHICAGO, ILLINOIS
                           1401 MCKINNEY                          (312) 425-3900
                            SUITE 2600                             DALLAS, TEXAS
                       HOUSTON, TEXAS 77010                       (214) 855-4500
                                                         LOS ANGELES, CALIFORNIA
                                                                   (310)820-8800
                                                            PASADENA, CALIFORNIA
Donald Brodsky            (713) 951-3300                           (626)578-7400
(713) 951-3314        FACSIMILE (713) 951-3314                SAN ANTONIO, TEXAS
dbrodsky@jenkens.com                                               (210)246-5000
                           www.jenkens.com                      WASHINGTON, D.C.
                                                                   (202)326-1500


                                December 28, 2005



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

Ladies and Gentlemen:

     We have acted as securities counsel to Swift Energy Company (formerly New Swift Energy Company), a Texas corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 to Registration Statement No. 333-130548 on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the Company's adoption pursuant to Rule 414 of the Act of the Registration Statement as the successor issuer to Swift Energy Company, a Texas corporation, as it was constituted prior to 9:00 a.m., local time in Austin, Texas on December 28, 2005 (the "Predecessor"). The Registration Statement covers shares of common stock, par value $.01 per share, of the Company's ("Common Stock"), that may be issued by the Company under the Predecessor's 2005 Stock Compensation Plan (the "Plan"), which Plan has been adopted and assumed by the Company.

     In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) minutes and records of the corporate proceedings of the Company and the Predecessor with respect to the Plan, the issuance of the Common Stock pursuant to the Plan and related matters;
(3) the Registration Statement and exhibits thereto, (4) the Plan, as amended; and (5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained.

     In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content of the Registration Statement, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examinations, and the consideration of, and reliance upon, the documents and other matters described above, and assuming that:

     (1) the Common Stock to be issued in the future under the Plan will be duly issued and sold in accordance with the terms of the Plan, and pursuant to the terms of options issued under and in accordance with the terms of the Plan,

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares for issuance of Common Stock to be issued pursuant to options granted under the Plan, and

     (3) the consideration for the Common Stock issued pursuant to exercise of options issued under the Option Plan is actually received by the Company as provided in the Plan and exceeds the par value of such Common Stock, we are of the opinion that the Common Stock issued or sold in accordance with the terms of the Plan, and pursuant to options or restricted stock issued under and in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the Texas Business Corporation Act of the State of Texas, and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement and any amendments thereto and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                 Respectfully submitted,

                                 Jenkens & Gilchrist, A Professional Corporation


                                 By:/s/ Donald W. Brodsky
                                    --------------------------------------------
                                    Donald W. Brodsky